Exhibit 10.1

AGREEMENT FOR
SALE AND PURCHASE OF PROPERTY

This Agreement for Sale and Purchase of Property (this “Agreement”) is between WEGENER COMMUNICATIONS, INC., a Georgia corporation (“Seller”); NEWPORT DEVELOPMENT, LLC, a Georgia limited liability company and/or assigns (“Buyer”); and REPUBLIC COMMERCIAL TITLE COMPANY, LLC (“Escrow Agent”).

WITNESSETH:

1. AGREEMENT TO SELL; PURCHASE PRICE.

1.01 Agreement to Sell and Convey.  Seller hereby agrees to sell and convey to Buyer and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, all of that certain tract or parcel of land consisting of approximately 4.4214 acres located in Fulton County, Georgia, and being more particularly described on Exhibit “A” attached hereto and incorporated herein, together with the following:

a.	All and singular the rights and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjacent streets, roads, alleys and rights-of-way; and

b.	Such other rights, interests and properties as may be specified in this Agreement to be sold, transferred, assigned, or conveyed by Seller to Buyer.

The land described on Exhibit “A,” and the rights, members, easements, awards, improvements, shrubbery, trees, plants, interests, fixtures and other properties described above, are collectively called the “Property.”  At Buyer’s option, title shall be conveyed by quitclaim deed by use of the metes and bounds description to be obtained as a result of the Survey (as defined in Section 2.02 below) required under Section 2.02 below.

1.02 Purchase Price.  The purchase price (“Purchase Price”) to be paid for the Property shall be ONE HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($190,000.00) per acre calculated to the nearest one-ten thousandth of an acre as determined by the Survey; provided, however, in no event shall the Purchase Price be less than EIGHT HUNDRED FORTY THOUSAND SIXTY-SIX AND NO/100 DOLLARS ($840,066.00).  The Purchase Price, subject to adjustments for prorations and Closing costs as specified herein, shall be paid in  immediately wired federal funds, payable to the order of Seller, or as Seller shall otherwise designate in writing prior to Closing.

1.03 Earnest Money.  Buyer shall deposit TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) as earnest money (“Initial Deposit”), to be delivered to and held by Escrow Agent within five (5) business days of the Effective Date.  The Initial Deposit, together with any interest earned thereon and any additions thereto, shall be collectively referred to herein as the “Deposit.”  All funds held in escrow shall be placed in an interest-bearing account, as directed by Buyer, with interest accruing to the benefit of Buyer and applied towards the Purchase Price at Closing, unless Buyer is in default hereunder, in which event the interest shall be forfeited to Seller.  The Deposit shall at all times be applicable to the Purchase Price at Closing.

1.04 Inspection Period.  Buyer or Buyer’s agents, at Buyer’s sole expense, shall have the right to inspect the Property subject to the terms of Section 4.03 below, to determine whether, in Buyer’s sole discretion, the Property (together with the Adjacent Property (as hereinafter defined)) is suitable for Buyer’s intended use thereof for a  garden-style apartment development containing not less than 225 apartment units (the “Intended Use”).  Such inspection may include but shall not be limited to engineering and feasibility studies.  If the Property is determined to be unsuitable in Buyer’s sole and absolute discretion, Buyer may terminate this Agreement by giving written notice to Seller of such termination within  ninety (90) days after the expiration of the Initial Contingency Period (as defined in Section 1.05 below) (such ninety (90) day period being hereinafter referred to as the “Inspection Period”), upon which the Escrow Agent shall return the Deposit to Buyer, less One Hundred Dollars ($100.00) which shall be paid to Seller as consideration for entering into this Agreement, and the parties hereto shall be relieved of all further obligations hereunder, except as otherwise set forth herein.  Buyer shall cause all persons or entities furnishing materials or services in connection with the inspection rights granted hereunder to be promptly paid and Buyer shall not allow the filing of any mechanics liens against the Property in connection with the inspection permitted hereunder.  Seller agrees to assist Buyer if necessary or requested by Buyer to ensure Buyer has adequate access to the Property to conduct the inspections contemplated hereunder.  In the event that Buyer does not terminate the Agreement, Buyer shall deposit with the Escrow Agent an additional Seventy-Five Thousand Dollars ($75,000.00) on or before the end of Inspection Period (the “Additional Deposit”).  The Additional Deposit shall be treated for all purposes hereunder as part of the Deposit.

1.05 Initial Contingencies.  Seller and Purchaser hereby acknowledge and agree that each party’s obligations hereunder are conditioned upon the satisfaction of the following contingency within thirty (30) days after the Effective Date of the Agreement (the “Initial Contingency Period”):

Seller and Buyer hereby acknowledge and agree that the Development Conditions (as defined in Schedule 5.01) prohibit the rezoning of the Property without the consent of Waltech II Associates.  Seller and Buyer further acknowledge and agree that it is a condition to Buyer's obligations under this Agreement to rezone the Property as set forth in Section 6.01(c) below.  Buyer hereby agrees to use its good faith commercially reasonable efforts to obtain a modification of the Development Conditions (or such other consent) as is necessary to permit the rezoning of the Property contemplated in Section 6.01(c) below, which modification shall be on terms and conditions satisfactory to Buyer and Seller in their commercially reasonable discretion.

In the event that the foregoing contingency is not satisfied on or before the expiration of the Initial Contingency Period, then this Agreement shall automatically terminate, whereupon the Escrow Agent shall return the Deposit to Buyer, less One Hundred Dollars ($100.00) which shall be paid to Seller as consideration for entering into this Agreement, and the parties hereto shall be relieved of all further obligations hereunder, except as otherwise set forth herein.  Upon the satisfaction of the foregoing contingency, each party agrees, upon request from the other, to enter into an amendment to this Agreement to memorialize the satisfaction of such contingency.

2. SURVEY AND TITLE COMMITMENT: PERMITTED EXCEPTIONS.

2.01  Preliminary Title Report.  Buyer may, at its cost and expense, obtain a title insurance commitment (“Title Commitment”) from the Escrow Agent, accompanied by one copy of all documents affecting the Property and which constitute exceptions to the Title Commitment.  Notwithstanding anything to the contrary contained herein, the Property shall not be subject to any (i) mortgage, deed to secure debt, deed of trust, security agreement, judgment, lien or claim of lien, or any other title exception or defect that is monetary in nature, Seller hereby agreeing to pay and satisfy of record any such title defects or exceptions prior to or at Closing at Seller’s expense (provided that said title defects or exceptions were entered into or caused by Seller), or (ii) any leases, rental agreements or other rights of occupancy of any kind, whether written or oral, Seller hereby agreeing to terminate any such occupancy agreements prior to or at Closing at Seller’s expense (provided that such occupancy agreements were entered into by Seller).  As to any other title matters not covered by the preceding sentence, such as easements or restrictions, and as to matters of survey, Buyer shall have until the end of the Inspection Period to give Seller written notice on or before the expiration of the Inspection Period, that the condition of title as set forth in the Title Commitment and the survey is or is not satisfactory, in Buyer’s sole discretion.  In the event that the condition of title is not acceptable (including, without limitation, any matters listed on Schedule 5.01), Buyer shall state which exceptions to the Title Commitment are not acceptable and Seller shall undertake to eliminate or cure said objections; provided, however, that at Closing, mortgages may be satisfied or the liens thereof partially released as the case may be, as to the Property from the sale proceeds.  Seller shall, at its sole cost and expense, promptly undertake and use its good faith efforts to eliminate or modify all unacceptable matters to the reasonable satisfaction of Buyer; provided, however, that in no event shall Seller be obligated to eliminate or modify any matter identified on Schedule 5.01 hereto or spend more than $12,500.00 in the aggregate to eliminate or modify any unacceptable matters.  In the event Seller is unwilling or unable to satisfy all of said objections prior to Closing, Seller shall notify Buyer of same within ten (10) days after receipt of Buyer's notice of its objections (the “Seller Title Notice”), and Buyer shall, at its option, elect by written notice delivered to Seller on or before the date which is ten (10) days after receipt of the Seller Title Notice to: (i) accept title subject to the objections raised by Buyer, without an adjustment in the Purchase Price, in which event said objections shall be deemed to be waived for all purposes; or (ii) rescind this Agreement, whereupon the Deposit, less One Hundred Dollars ($100.00) which shall be paid to Seller as consideration for entering into this Agreement, shall be immediately returned to Buyer, and this Agreement shall be of no further force and effect, except as otherwise set forth herein.  Notwithstanding any of the provisions of this Section 2.01 to the contrary, if Buyer fails to notify Seller that the condition of title as set forth in the Title Commitment and survey is or is not acceptable, the parties hereby agree that the condition of title shall be deemed acceptable to Buyer.  From and after the date of this Agreement, Seller shall not modify, change or alter the state of title to the Property without Buyer's prior written consent.

2.02 Current Survey.  Buyer shall, at Buyer’s sole cost and expense, do the following:

a.
Obtain a current survey of the Property prepared by a duly licensed land surveyor (the “Survey”).  In the event the Survey, or the recertification thereof, shows any encroachments of any improvements upon, from, or onto the Property, or on or between any building set-back line, a property line, or any easement, except those acceptable to Buyer, in Buyer’s sole discretion, said encroachment shall be treated in the same manner as a title defect under the procedure set forth above.

2.03 Permitted Exceptions.  The Property shall be conveyed to Buyer subject to no liens, charges, encumbrances, exceptions or reservations of any kind or character other than those acceptable to Buyer under Section 2.01 (“Permitted Exceptions”).

3. PROVISIONS WITH RESPECT TO CLOSING.

3.01 Closing Date.  The consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Escrow Agent in Atlanta, Georgia at Ten O’clock (10:00 a.m. Eastern Standard Time), on or before ten (10) days after Final Rezoning (as defined in Section 6.01(c) hereof).  The parties agree to close in escrow through the mail with the Escrow Agent.  Notwithstanding anything in this Agreement to the contrary, in the event that the Final Rezoning does not occur within one (1) year after the Effective Date of this Agreement, then either party shall have the right to terminate this Agreement by written notice to the other party at any time thereafter until such time as Final Rezoning has occurred, whereupon the Deposit shall be refunded to Buyer and neither party shall have any further right or liabilities hereunder; provided however, that such termination shall not relieve any party of any liability hereunder arising from said party’s continuing default under this Agreement.

3.02 Seller’s Obligations at Closing.  At the Closing, Seller shall do the following:

a.
Execute, acknowledge, and deliver to Buyer a limited warranty deed, conveying the Property to Buyer subject only to the Permitted Exceptions, which deed shall be in form satisfactory to the Seller, the Buyer and Escrow Agent and satisfactory for recording.  The legal description of the Property contained in such deed shall be identical to the legal description of the Property attached hereto as Exhibit A.

b.	Execute, acknowledge and deliver to Buyer a quitclaim deed, if requested by Buyer pursuant to Paragraph 1.01 hereof.

c.
Execute and deliver to Buyer and Escrow Agent, an affidavit of title consistent with Seller’s limited warranty of title and satisfactory to the Escrow Agent so as to allow the Escrow Agent to remove the mechanics lien, broker’s liens, parties in possession and unrecorded easements standard exceptions from the Title Policy, subject to the Permitted Exceptions, if any.

d.
A “gap indemnity” to allow the Escrow Agent to endorse the Title Insurance Commitment so that the effective date is as of Closing and to delete standard exceptions for matters appearing of record from the Effective Date through the recording of the limited warranty deed to Buyer.

e.	Deliver to the Escrow Agent evidence satisfactory to it of Seller’s authority to execute and deliver the documents necessary or advisable to consummate the transaction contemplated hereby.

3.03 Buyer’s Obligations at Closing.  On or before the date for Closing, Buyer shall deliver to Escrow Agent the Purchase Price (after due credit for the Deposit, plus or minus prorations and Closing costs as set forth herein) in immediately available funds.  Subject to the terms, conditions, and provisions hereof, and contemporaneously with the performance by Seller of its obligations set forth in Section 3.02 above and upon receipt of authorization from Buyer, Escrow Agent shall deliver to Seller immediately wired federal funds in an amount equal to the amount of the balance of the Purchase Price (after due credit for the Deposit, plus or minus prorations and Closing costs as set forth herein) and shall disburse all other payments and costs due at Closing as shown on a closing statement to be entered into at Closing between Buyer and Seller.

3.04 Closing Costs.  In connection with the Closing, Seller shall pay all transfer or grantor tax which is required to be paid in connection with the delivery and recording of the deed, any recording costs to clear title matters that Seller cures, any brokerage commissions due as hereinafter provided, and Seller’s own attorney’s fees.  Buyer shall pay the cost of recording the limited warranty deed, preparing the Survey, any title insurance premiums and other costs due on Buyer’s title insurance policy, and Buyer’s own attorney’s fees.

3.05 Proration of Taxes, Rents, Interest, and Insurance.  Taxes, and special assessments, if any, for the year of the Closing shall be prorated to the date of Closing.  If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation.

4. AFFIRMATIVE COVENANTS.

4.01 Intentionally Deleted.

4.02 Acts Affecting Property.  After the Effective Date, Seller, unless otherwise agreed to in writing by Buyer, will refrain from (a) performing any grading or excavation, construction, or removal of any improvements, or making any other change or improvement upon or about the Property; or (b) creating or incurring, or suffering to exist, any mortgage, lien, pledge, or other encumbrances in any way affecting title to the Property.

4.03 Inspections.  Buyer and its agents and representatives shall be entitled to enter upon the Property to perform such acts as are reasonably necessary for inspection, soil tests, examination, and land-use planning of the Property prior to the Closing (in this regard, no such examination will be deemed to constitute a waiver or relinquishment on the part of Buyer of its rights to rely on the covenants, representations, warranties, or agreements made by Seller).  Except as otherwise provided herein, if any inspection or test disturbs the Property, Buyer will restore the Property to the same condition as existed before the inspection or test at Buyer’s sole cost or expense.  In making any inspection or test hereunder, Buyer will not reveal or disclose, and will use its best efforts to cause any party acting on behalf of Buyer not to reveal or disclose, any information obtained by such parties regarding the Property, except as is necessary for Buyer to acquire the Property or as required by law.  In addition, Buyer shall (a) except as otherwise provided herein, not unreasonably disturb the Property, (b) except as otherwise provided herein, not damage any part of the Property or any personal property owned or held by Seller, its agents, contractors, tenants, invitees, or employees, (c) promptly pay, when due, the costs of all tests or inspections done with regard to the Property by or on behalf of Buyer, (d) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder, and (e) except as otherwise provided herein, restore the Property to the condition in which it existed prior to any such inspection or test by or on behalf of Buyer.  The parties acknowledge that the Property is heavily wooded and that it shall be necessary for some of the trees located on the Property to be knocked-down and/or removed in order for Buyer and its agents and representatives to access the Property to perform the necessary tests and inspections on the Property.  In such event, Buyer and its agents and representatives shall have no obligation to replace or re-plant any trees which are damaged or removed by Buyer and its agents and representative to access the Property to perform the necessary tests and inspections.  Buyer shall obtain, at Buyer’s sole cost and expense, all permits, if any, necessary to permit the removal of said trees.  Except as otherwise provided herein, Buyer agrees to indemnify and hold Seller harmless from any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys’ fees and court costs) arising from Buyer’s exercising its rights to go upon the Property pursuant to this Section 4.03; provided, the foregoing indemnity shall not indemnify Seller against Seller’s own malfeasance, liability arising solely from Seller’s negligence or from any liability resulting merely from the fact that Buyer’s investigations identify environmental matters, other defects, or other adverse conditions affecting the Property that were not created by the Buyer and its agents and representatives.  The foregoing indemnity shall survive the Closing or any termination of this Agreement.

4.04 Payment of Special Assessments.  Seller shall pay in full all special assessments against the Property, if any, before the same become past due; provided, however, if such special assessments arise solely because of the acts of Buyer in attempting to make portions of the Property usable for the Intended Use, Buyer, and not Seller shall be responsible for same.

4.05 Compliance with Existing Mortgages.  If the Property is encumbered by a mortgage(s), Seller will promptly and timely comply with all of the terms, obligations, and covenants thereof, and will not suffer or permit any default to occur thereunder or under the note(s) secured thereby.

5. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PROPERTY.

Seller represents and warrants to Buyer as follows:

5.01 Marketable Title.  Seller has good, marketable and insurable title to the Property, free and clear of all mortgages, liens, encumbrances, leases, tenancies, security interests, covenants, conditions, restrictions, rights-of-way, easements, judgments, unrecorded leases, and other matters affecting title other than the Permitted Exceptions, matters of record, matters that would be revealed by a current and accurate survey of the Property and the matters set forth on Schedule 5.01 attached hereto.

5.02 No Condemnation Pending or Threatened.  Seller has no information or knowledge of any pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof, nor has Seller knowledge that any such action is presently contemplated.

5.03 Compliance with Laws.  To Seller’s knowledge, the Property is in compliance with all applicable laws, ordinances, regulations, statutes, rules, and restrictions pertaining to and affecting the Property, and performance of this Agreement will not result in any breach of, or constitute any default under, any agreement or other instrument to which Seller is a party or by which Seller or the Property might be bound.

5.04 Pending Litigation/Bankruptcy.  Seller has no actual knowledge, nor has Seller received any notice, of any actual or pending litigation or proceeding by any organization, person, individual or governmental agency against Seller with respect to the Property or any portion thereof or with respect thereto.  Seller has not (i) commenced a voluntary case, or had entered against it a petition for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administration conservator, liquidation or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administrate and/or liquidate all or substantially all of its assets, or (iii) made an assignment for the benefit of creditors.  Seller has no actual knowledge, nor has Seller received any notice, of any violations of law, municipal or county ordinances, other legal requirements, or private restrictions, covenants or agreements with respect to the Property (or any part thereof) or with respect to the use, occupancy, or construction thereof, nor does Seller know of any basis for such violations.

5.05 No Special Assessments.  No portion of the Property is affected by any special assessments, of which Seller is aware, whether or not constituting a lien thereon.

5.06 Commitments to Governmental Authorities.  No outstanding commitments have been made by Seller to any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or to any other organization, group, or individual, relating to the Property which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedications of money or land or to construct, install, or maintain any improvements of a public or private nature on or off the Property; and, to Seller’s knowledge, no governmental authority has imposed any requirement that any developer of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any part thereof.  The provisions of this Section shall not apply to any regular, nondiscriminatory local real estate taxes or impact fees assessed against the Property.

5.07 Hazardous Wastes.  Seller hereby represents and warrants that, to the best of its knowledge, the Property is not now and has never been used to generate, store, dispose, process or in any manner deal with Hazardous Materials (as that term is hereinafter defined); and that Seller has not received any notice from any governmental agency regarding Hazardous Materials on, from or affecting the Property.  The term “Hazardous Materials” as used herein includes, without limitation, hazardous materials, wastes, or substances, polychlorinated biphenyls, asbestos, urea formaldehyde foam insulation, or any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 1251 et seq.), and the Clean Air Act (42 U.S.C. Sections 7401 et seq.), or in the regulations adopted and publications promulgated pursuant thereto.  Seller hereby covenants and agrees to indemnify and hold Buyer harmless from and against any and all loss, damage or liability suffered or incurred by Buyer resulting from a breach of the representations or warranties of Seller contained herein or arising in connection with the presence or release of any such Hazardous Materials at or on the Property, including, without limitation all costs associated with (i) responding to such Hazardous Materials, (ii) otherwise complying with applicable environmental laws, (iii) damages to persons or property, and (iv) Buyer’s attorney’s fees, consultants’ fees and court costs.  The provisions of this section shall survive the Closing for a period of one year from the Closing date and shall be the sole rights of Buyer with respect to the matters set forth herein.

5.08 Authority.  Seller has all required power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its formation and organization and, if such State of formation and organization.  Prior to the date hereof, the execution and delivery of this Agreement was duly authorized by Seller. The execution and delivery and performance under this Agreement by Seller does not and will not result in any violation of, or be in conflict with or constitute a default under, any provision of the articles of organization of Seller.

5.09 Consent.  No consent, approval, or authorization of or registration, qualification, designation, declaration, or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Seller.

5.10 No Possessory Interests in Property.  Seller has not entered into any tenancies, leases, rental agreements, or other occupancy agreements giving any third party the right to possess the Property or any portion thereof.

5.11 Right of First Refusal.  Seller has granted no options or rights of first refusal in favor of any third parties to purchase all or any portion of the Property or any interest therein, except for prior options or rights of first refusal which have expired or which have been terminated and are of no further force and effect as of the date of this Agreement.

5.12 Property.  To Seller’s knowledge, the Property is not currently and has not been previously used as a landfill or as a dump for garbage or refuse.  To Seller’s knowledge, there are no wetlands, other environmentally sensitive areas, or burial grounds on the Property.  To Seller’s knowledge, there is no wild life or vegetation located on the Property that is protected by any federal, state or local laws, rules, regulations or ordinances.

5.13 Indemnification.  Seller, by execution of this Agreement, hereby agrees to indemnify and hold Buyer harmless from any and all liabilities, claims, causes of action, suits or other matters by reason of any breach of the above representations, and such indemnification includes, but is not limited to, costs and attorneys’ fees (including attorneys’ fees incurred prior to trial, after trial, or on appeal and any attorneys’ fees incurred in enforcing this indemnity and including fees for the services of paralegals and other legal personnel working under the supervision of an attorney) reasonably incurred in connection with the defense of any claim against Buyer by any party arising out of the above matters.  Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall Seller have any liability to Buyer beyond Seller’s interest in the Property.

All of the representations and warranties in this Section 5 shall be deemed true and correct as of the date of Closing date unless and to the extent Seller has advised Buyer that said representations are no longer true and correct (and the reason therefor, provided, however, Seller shall not be permitted to cause any of the foregoing representations and warranties to become untrue due to its actions, and in the event of any such change, Seller shall deliver written notice to Buyer of such change within three (3) business days of Seller's receipt of actual knowledge of such change) and, at Closing, Seller shall execute and deliver to Buyer a separate instrument reaffirming the same.

To the extent any statement, representation or warranty herein is qualified by the phrase “to Seller’s knowledge”, “to the knowledge of Seller” or any similar phrase, the knowledge of Seller shall be deemed to be the actual knowledge of Michael S. Placek, Sr., ISO Coordinator/IT & Facility Manager, without any duty of independent investigation or inquiry by said Michael S. Placek, who is familiar with the Property.

6. CONDITIONS TO CLOSING.

6.01 Conditions to Buyer’s Obligations.  The obligation of Buyer hereunder to consummate the Closing contemplated hereby is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived in whole or in part in writing by Buyer at or prior to Closing). If any of the following conditions precedent are not satisfied, in addition to any other remedies Buyer may be entitled to hereunder, Buyer may terminate this Agreement by giving Seller written notice and, provided that Buyer is not in default hereunder, receive a full refund of the Deposit.  In the event that Buyer terminates this Agreement following the expiration of the Inspection Period for any reason other than Seller’s default, Buyer hereby covenants and agrees that it shall deliver to Seller copies of all of Buyer’s due diligence reports, including without limitation, environmental assessments, geotechnical reports, title report, Survey, and traffic studies (collectively, “Buyer’s Due Diligence Items”).  Buyer’s Due Diligence Items shall be delivered without any representation or warranties by Buyer and Seller shall rely on same at its sole risk.

a.
Correctness of Representations and Warranties.  The representations and warranties of Seller set forth herein shall be true and correct, in all material respects, on and as of the Closing with the same force and effect as if such representations and warranties had been made on and as of the Closing.

b.
Compliance by Seller.  Seller shall have performed, observed, and complied in all material respects with all of the covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with by it prior to or as of the Closing.

c.
Final Rezoning.  The final rezoning (as hereafter defined) of the Property to permit Buyer’s Intended Use.  Buyer agrees to file for such rezoning prior to the expiration of the Inspection Period.  All costs of such rezoning shall be borne by Buyer, but Seller agrees to cooperate with Buyer, at no cost or expense to Seller, in obtaining such rezoning.  Without limiting the foregoing, Seller agrees to execute any documents, forms, or applications requested by Buyer in order for Buyer to obtain the rezoning of the Property and, if requested to do so, Seller shall appear at any meetings or hearings related to the rezoning of the Property and shall support Buyer’s application for the rezoning of the Property without charge to Buyer.  Prior to filing any application for the rezoning, Buyer shall submit to Seller, for its review and approval, such application, together with copies of all plats, site plans and other supporting documentation filed in support thereof.  Seller shall have five (5) business days after receipt of same to approve or disapprove Buyer’s rezoning application, and if Seller fails to respond in the five (5) business day period, Buyer’s submission shall be deemed approved by Seller.  Throughout the rezoning process Buyer shall promptly provide Seller with copies of all materials received or sent by or on behalf of Buyer in connection with the rezoning, and shall keep Seller advised as to the status of the rezoning.  Any consent or approval on the part of the Seller required in this Section 6.01(c) shall not be unreasonably withheld, delayed or conditioned.  The rezoning of the Property shall be deemed to be “final” at such time as Buyer’s rezoning application has been granted without any change or condition which is unacceptable to Buyer and any appeal periods have expired with no appeal having been filed, or if filed, rejected or terminated finally and conclusively in favor of the Buyer’s rezoning application without any change or condition which is unacceptable to Buyer (the “Final Rezoning”).  If all governmental authorities whose approval is necessary to rezone the Property for the Intended Use (herein called the “Authorities”) approve the application for rezoning the Property to permit the construction and operation of the Intended Use on the Property, but a lawsuit or other proceeding is brought seeking to appeal or invalidate such rezoning, then Buyer may defend such lawsuit.  If the Authorities do not approve the application for rezoning of the Property or approve such application subject to conditions or restrictions which are not agreed to or approved by Buyer, then Buyer may file administrative or judicial proceedings challenging the denial of such application or such other action as Buyer deems appropriate.  Any lawsuit or proceeding described in this Section 6.01(c) (whether the same as the defense of a successful rezoning or a challenge of a denial of the sought-after rezoning) shall be at Buyer’s sole cost and expense, and Seller agrees to assist and cooperate , at no cost or expense to Seller, with Buyer in a prompt and timely manner in connection therewith.  Buyer shall use all commercially reasonable efforts to obtain the Final Rezoning as soon as practicable.  Notwithstanding anything in this Section 6.01(c) or elsewhere in this Agreement to the contrary, Buyer shall take no action, and Seller shall not be required to take any action, which would constitute a violation of, or cause Seller to be in violation of, the Development Conditions (as defined in Schedule 5.01). Notwithstanding anything in this Agreement to the contrary, if Buyer fails to terminate this Agreement prior to the expiration of the Inspection Period and if, as of the day immediately following the expiration of the Inspection Period, Buyer has not filed for the rezoning as required by this Section 6.01(c), the Deposit shall be delivered to Seller, this Agreement shall automatically terminate, and neither party shall have any further rights, duties or obligations hereunder except as may be otherwise expressly provided herein.

d.
Acquisition Contingency.  Buyer being able to close, on or before the Closing Date contemplated hereunder, on the acquisition of certain property located adjacent to the Property as shown on Exhibit “B” attached hereto and made a part hereof owned by JC FLEX, LLC (the “Adjacent Property”), on terms and conditions set forth in that certain Agreement for the Sale and Purchase of Real Property between Buyer and JC FLEX, LLC (a copy of which has been provided to Seller).  Buyer and Seller hereby agree that Buyer's obligations hereunder are expressly conditioned on Buyer being able to close on the acquisition of the Adjacent Property prior to or simultaneously with the Closing contemplated herein.  Buyer hereby agrees to use its commercially reasonable efforts to close on the Adjacent Property on or before the Closing date contemplated herein.  Notwithstanding anything to the contrary contained herein, a default by Buyer under its contract for the Adjacent Property shall be deemed to be a default hereunder which shall entitle Seller to exercise its remedies set forth in Section 7.03 below.

e.
Subdivision. Buyer being able to obtain, at its sole expense, the approval of all public and governmental authorities as to all matters relating to the subdivision and/or replatting of the Property and the Adjacent Property if any such subdivision and/or replatting is legally required in order for Seller to validly convey the Property to Buyer and/or for Buyer to combine the Property with the Adjacent Property.  Buyer shall use all commercially reasonable efforts to obtain any such subdivision and/or replatting of the Property and the Adjacent Property as soon as practicable.

Buyer and Seller hereby acknowledge and agree that Buyer’s obligations hereunder are not conditioned upon obtaining financing to purchase the Property.  In the event that Buyer is unable to close on the Property due to its inability to obtain financing and provided that the other contingencies set forth herein have been satisfied, then such failure to close on the purchase of the Property shall be a default hereunder which shall entitle Seller to exercise its remedies set forth in Section 7.03 below.

6.02 Conditions to Seller’s Obligations.  The obligation of Seller hereunder to consummate the Closing contemplated hereby is subject to Buyer having performed, observed, and complied in all material respects with all of the covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with by it prior to or as of the Closing.  If the foregoing condition precedent is not satisfied on or prior to the Closing, in addition to any other remedies Seller might be entitled to hereunder, Seller may terminate this Agreement by giving Buyer written notice thereof.

7. PROVISIONS WITH RESPECT TO FAILURE OF TITLE, DEFAULT AND DEPOSIT.

7.01 Failure of Title.  If Seller shall be unable to convey title to the Property or any portion thereof at Closing in accordance with the provisions of this Agreement: (i) Seller shall, on or prior to the Closing, give notice of such inability (and the nature thereof) to Buyer; and (ii) Buyer may either accept such title as Seller can convey, without abatement of the Purchase Price, except as provided in Section 2.01, or terminate this Agreement, in which event the Deposit, less One Hundred Dollars ($100.00) which shall be paid to Seller as consideration for entering into this Agreement, shall be immediately returned to Buyer.  If such inability is due to the act or omission of Seller, however, Seller shall be in default and Buyer shall have the rights set forth in 7.02 below.

7.02 Default by Seller.  In the event that Seller should fail to consummate the transaction contemplated herein for any reason, except Buyer’s default, Buyer:  (i) may enforce specific performance of this Agreement; or (ii) may bring suit for damages for breach of this Agreement in which event, the Deposit shall be immediately returned to Buyer.  No delay or omission in the exercise of any right or remedy accruing to Buyer upon any breach by Seller under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach.  The waiver by Buyer of any condition herein contained or of any subsequent breach shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained.  Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall Seller have any liability to Buyer beyond Seller’s interest in the Property.

7.03 Default by Buyer.  In the event Buyer should fail to consummate the transaction contemplated herein for any reason, except default by Seller or the failure of any of the conditions to Buyer’s obligations as set forth in Section 6.01 hereof, Seller’s sole and exclusive remedy hereunder shall be that the Deposit shall be delivered to Seller, such sum being agreed upon as liquidated damages for the failure of Buyer to perform the duties and obligations imposed upon it by the terms and provisions of this Agreement and because of the difficulty, inconvenience and uncertainty of ascertaining actual damages. Said amount is a reasonable and good faith estimate of the potential damages arising from a default by Buyer and is not a penalty.  No other damages, rights or remedies shall in any case be collectible, enforceable, or available to Seller other than as provided in this Section, and Seller agrees to accept and take the Deposit as Seller’s total damages and relief hereunder in such event.

7.04 Attorneys’ Fees, Etc.  Should either party employ an attorney or attorneys to enforce any of the provisions hereof, or to protect its interest in any matter arising under this Agreement, or to recover damages for the breach of this Agreement, the party prevailing is entitled to receive from the other party all reasonable costs, charges, and expenses, including attorneys’ fees, expert witness fees, appeal fees, and the cost of paraprofessionals working under the supervision of an attorney, expended or incurred in connection therewith whether resolved by out-of-court settlement, arbitration, pre-trial settlement, trial or appellate proceedings.

8. BROKERAGE COMMISSIONS.

8.01  Brokerage Commissions.  Each Party represents to the other that, except for Cummings, Horsley & Maddox, Inc. (“Broker A”) and Wilson, Hull & Neal (“Broker B”) (collectively, the “Brokers”) representing the transaction contemplated by this Agreement, no other brokers or agents have been involved in this transaction.  Seller shall be responsible for any commissions or fees owed to the Brokers in an amount not to exceed six percent (6%) of the Purchase Price.  Seller and Buyer each warrant and represent to the other that, with the exception of the Brokers identified herein, such party has not employed or dealt with a real estate broker or agent in connection with the transaction contemplated hereby.  Seller and Buyer covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, actions causes of action, and suits arising out of or in any manner related to the alleged employment or use by the indemnifying party of any real estate broker or agent other than the Brokers identified herein.  The commissions shall be earned if and only if the Closing of this sale actually occurs.  If this sale is not closed for any reason whatsoever, including default or termination, no party shall have any obligation or liability to the Brokers for such commission or any fee, compensation, or damages of any kind in lieu thereof or related thereto.  Without in any way limiting the generality of the foregoing provisions of this Section, in no event shall Buyer or Seller be liable to the Brokers in, and each of the Brokers agrees that it shall not be entitled to bring, an action for quantum meruit based upon or arising from any of the transactions contemplated by this Agreement.

9. OTHER CONTRACTUAL PROVISIONS.

9.01 Assignability.  Buyer shall have the absolute right and authority to assign this Agreement and all of its rights hereunder to any party in which Buyer is a member or principals of Buyer are members and any such assignee shall be entitled to all of the rights and powers of Buyer hereunder.  Any other assignment of this Agreement shall require the Seller’s written consent.   Upon any such assignment permitted or consented to hereunder, such assignee shall succeed to all of the rights and obligations of Buyer hereunder and shall for all purposes hereof, be substituted as and be deemed the Buyer hereunder.  No person, firm, corporation, or other entity, other than Buyer, shall have any obligation or liability hereunder as a principal, disclosed or undisclosed, or otherwise, except as otherwise herein expressly provided.  Seller shall have the right to assign this Agreement to any entity that acquires all or substantially all of Seller’s assets; provided, however, such assignee shall assume all of Seller’s obligations hereunder.

9.02 Notices.  Any notice to be given or to be served upon any party hereto, in connection with this Agreement, must be in writing, and may be given by either (a) certified mail, return receipt requested, (b) nationally recognized overnight delivery service such as Federal Express, or (c) via facsimile, and shall be deemed to have been given and received when a letter containing such notice, properly addressed, with postage prepaid is deposited in either the United States Mail or with the overnight delivery service or if sent  via facsimile, upon receipt by the party giving the notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number; and if given otherwise than by certified mail, overnight delivery  service or facsimile, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed.  Such notices shall be given to the parties hereto at the following addresses:

FOR BUYER: Newport Development, LLC One Overton Park 3625 Cumberland Boulevard Suite 420 Atlanta, Georgia 30339 Attention: Robert F. Krause, Jr. Phone: (770) 818-2120 Fax: (770) 818-4121	FOR SELLER Wegener Communications, Inc. 11350 Technology Circle Duluth, Georgia 30097 Attention: Michael S. Placek Sr. Phone: (770) 625-0076, Ext. 4060 Fax: (770) 497-0411

With a copy to: Hartman, Simons, Spielman & Wood, LLP 6400 Powers Ferry Road, NW, Suite 400 Atlanta, Georgia 30339 Attention: Yvette Fallone-Tietje, Esq. Phone: (678) 528-4446 Fax: (770) 951-5357	With a copy to: Smith, Gambrell & Russell, LLP Promenade II, Suite 3100 1230 Peachtree Street, N.E. Attention: Mark G. Pottorff, Esq. Phone: (404) 815-3597 Fax: (404) 678-6897

Any party hereto may, at any time by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given and other parties to whom copies of all notices hereunder shall be sent.  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request, or other communication.

9.03 Entire Agreement; Modification.  This Agreement embodies and constitutes the entire understanding among the parties with respect to the transaction contemplated herein.  All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument.  Nothing in this Section 9.03 to the contrary, however, shall prevent the termination of this Agreement in accordance with the terms of this Agreement specifically providing for its termination and not requiring any separate written instrument of termination.

9.04 Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State where the Property is located.

9.05 Venue.  Venue for this transaction will be deemed to be the County in which the Property is located.

9.06 Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

9.07 Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

9.08  Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

9.09 Interpretation.  Whenever the context hereof shall so require the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

9.10  Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

9.11 Risk of Loss.   Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller.  If before the Closing the Property or any portion thereof shall be materially damaged as reasonably determined by Buyer, or if the Property or any material portion thereof as reasonably determined by Buyer shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may terminate this Agreement by written notice to Seller given within ten (10) days after the occurrence of such event, in which event the Deposit, less One Hundred Dollars ($100.00) which shall be paid to Seller as consideration for entering into this Agreement, shall be returned to Buyer.  If the Closing Date is within the aforesaid ten (10) day period, then Closing shall be extended to the next business day following the end of ten (10) days from the receipt of such notice.  If no such election is made, and in any event if the damage or the taking is not material as reasonably determined by Buyer, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction.

9.12 Use.  Although Buyer is considering the construction of a garden-style residential apartment  community on the Property, nothing herein contained shall be construed to limit the uses to which Buyer may put the Property, or to require Buyer to develop the Property for such use or at all, or to imply that Buyer has any present intention of constructing said facilities on the Property in the near future or any time.

9.13 Time is of the Essence.  The parties acknowledge that time is of the essence for each time and date specifically set forth in this Agreement.

9.14 Joint Drafting. The parties hereby agree that each have played an equal part in the negotiations and drafting of this Agreement, and in the event any ambiguities should be realized in the construction or interpretation of this Agreement, the result of those ambiguities shall be equally assumed and realized by each of the parties to this Agreement.

9.15 Waiver.  The waiver of one or more defaults by any party to this Agreement shall not be deemed a waiver of any subsequent default of that provision of the Agreement, or of a default under any other provision of this Agreement.

9.16 Effective Date.   The “Effective Date,” as used in this Agreement, shall mean the last date that either Seller or Buyer hereto executes this Agreement as evidenced by the date set forth beneath each of their signatures hereto.

9.17 Offer, Acceptance of the Agreement.  This document shall constitute an offer by the Seller or Buyer, as applicable, who executes this Agreement first.  This offer is open for acceptance by the other party until ten (10) days after the date it was executed by the first party.  Each party agrees to immediately provide to the other party a complete counterpart of this Agreement when signed.  If this offer is so accepted, it shall become a binding contract even though this Agreement has not yet been signed by the Escrow Agent or the Brokers.

9.18 Disclaimer.  Buyer represents that it is knowledgeable and experienced in real property comparable to the Property and will have conducted such inspection and investigations of the Property as Buyer deems appropriate in order to purchase the Property on an AS IS, WHERE IS basis.  Except as expressly set forth herein and in the deed or closing documents delivered at Closing, Buyer acknowledges that it is not relying in whole or in part upon any statement made or information or documentation provided by or any other warranty or representation, express or implied, of any kind, type, character, or nature whatsoever, made or furnished by Seller, its agents, employees, contractors, representatives, affiliates, shareholders, directors, officers or affiliates.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT THE PROPERTY IS BEING SOLD AND CONVEYED HEREUNDER AND, UNLESS BUYER TERMINATES THIS AGREEMENT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, BUYER ACCEPTS THE PROPERTY “AS IS”, “WHERE IS” AND “WITH ALL FAULTS ”, SUBJECT TO ANY CONDITION WHICH MAY EXIST, AND WITHOUT THE EXISTENCE OF AND RELIANCE ON ANY REPRESENTATION OR WARRANTY BY SELLER, EXCEPT FOR THE WARRANTY OF TITLE CONTAINED IN THE DEED, THE AGREEMENTS OF SELLER EXPRESSLY SET FORTH HEREIN AND THE AGREEMENTS OF SELLER SET FORTH IN ANY DOCUMENTS DELIVERED AT CLOSING.  BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT (A) BUYER HAS OR WILL HAVE THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY AND (B) BUYER IS RELYING SOLELY UPON SUCH INSPECTIONS, EXAMINATION, AND EVALUATION OF THE PROPERTY BY BUYER IN PURCHASING THE PROPERTY ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE DEED OR CLOSING DOCUMENTS DELIVERED AT CLOSING.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

9.19  Survival.  Unless otherwise expressly stated in this Agreement, each of the covenants, obligations, representations, warranties and agreements contained in this Agreement shall survive the Closing and the execution and delivery of the Deed required hereunder only for a period of one (1) year immediately following the Closing Date; provided, however the indemnification provision of Section 4.03 shall survive the termination of this Agreement or the Closing, whichever occurs, and shall not be merged, until the applicable statute of limitations with respect to any claim, cause of action, suit or other action relating thereto shall have fully and finally expired.

9.20 Recording.  Neither this Agreement nor any memorandum evidencing this Agreement shall be recorded by any party hereto.

10. ESCROW AGENT.

10.01 Duties.  It is agreed that the duties of Escrow Agent are purely ministerial in nature, and that Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence so long as Escrow Agent has acted in good faith.  Seller and Buyer release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of Escrow Agent’s duties hereunder.

10.02 Responsibilities.  Escrow Agent shall be under no responsibility in respect to any of the monies deposited with it other than faithfully to follow the instructions herein contained.  Escrow Agent may advise with counsel and shall be fully protected in any actions taken in good faith, in accordance with such advice.  Escrow Agent shall not be required to defend any legal proceedings which may be instituted against the escrow instructions unless requested to do so by Seller and Buyer and indemnified to the satisfaction of Escrow Agent against the cost and expense of such defense.  Escrow Agent shall not be required to institute legal proceedings of any kind.  Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent, and shall be fully protected in acting in accordance with any written instructions given to Escrow Agent hereunder and believed by Escrow Agent to have been signed by the proper parties.

10.03 Sole Liability.  Escrow Agent assumes no liability under this Agreement except that of a stakeholder.  If there is any dispute as to whether Escrow Agent is obligated to deliver the escrow monies, or as to whom that sum is to be delivered, Escrow Agent shall not be obligated to make any delivery of the sum, but in such event may hold the sum until receipt by Escrow Agent of any authorization in writing signed by all the persons having an interest in such dispute, directing the disposition of the sum, or in the absence of such determination of the rights of the parties in an appropriate proceeding.  If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding to deliver the Deposit to the registry of a court of competent jurisdiction pending such determination.  Upon making delivery of the monies in the manner provided for in this Agreement, Escrow Agent shall have no further liability in this matter.

10.04 Legal Action.  In the event a dispute arises between Seller and Buyer sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction, all money or property in its possession under this Agreement, and shall thereupon be discharged from all further duties and liabilities under this Agreement as Escrow Agent.  Buyer and Seller hereby agree to indemnify and hold harmless Escrow Agent from all costs and expenses, including without limitation attorneys’ fees as defined in Section 7.04, incurred by Escrow Agent in connection with any legal action taken by Escrow Agent, in such capacity, hereunder.

10.05 Confirmation of Deposit.  Escrow Agent has executed this Agreement at the bottom hereof to confirm that Escrow Agent is holding (drafts are subject to collection) and will hold the Deposit in escrow pursuant to the provisions of this Agreement and shall place the Deposit in an interest bearing savings account insured by either the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written below.

SELLER:

WEGENER COMMUNICATIONS, INC., a Georgia corporation

By: /s/C. Troy Woodbury, Jr. (SEAL)
Name: C. Troy Woodbury, Jr.
Title: Treasurer & CFO

DATE: November 4, 2008

BUYER:

NEWPORT DEVELOPMENT, LLC, a Georgia limited liability company

By: /s/ J.Richmand Stephens, Jr. (SEAL)
Name: J.Richmand Stephens, Jr.
Title: Vice President

DATE: November 26, 2008

BROKERS:

HORSLEY & MADDOX, INC.

By:________________________(SEAL)
Name:
Title:

DATE: ____________________, 2008

WILSON, HULL & NEAL

By:________________________(SEAL)
Name:
Title:

DATE: ____________________, 2008

ESCROW AGENT

 The undersigned hereby acknowledges receipt of the sum of TWENTY-FIVE THOUSAND AND NO/100 Dollars ($25,000.00) from Buyer as the Initial Deposit under this Agreement and agrees to serve as Escrow Agent hereunder and to perform in accordance with the terms hereof.

REPUBLIC COMMERCIAL TITLE COMPANY, LLC

By:
Name:
Title:

Address:		6111 Peachtree Dunwoody Road
Building D
Atlanta, Georgia 30328
Telephone: (770) 394-3007

EXHIBIT “A”

 LEGAL DESCRIPTION

ALL that tract of land in Land Lots 397 and 398, 1st District, 1st Section, Fulton County, Georgia, described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the southeast side of Johns Creek Parkway and the northwest side of Technology Circle (70-foot right-of-way); thence southeast along the northeast side of Technology Circle, and following the curvature thereof, the following courses and distances; with the arc of a curve to the left (Chord:  South 17° 45’ 00” East 28.28 feet; Radius 20.000 feet) an arc distance of 31.42 feet, South 62° 45’ 00” East 143.06 feet, and with the arc of a curve to the right (Chord:  South 49° 15’ 00” East 348.39 feet; Radius 746.197 feet) an arc distance of 351.64 feet to the southeast corner of property now or formerly owned by Wegener Communications, Inc. and the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established, run thence along the line of property now or formerly owned by Wegener Communications, Inc. North 17° 16’ 41” East 535.96 feet; thence South 65° 45’ 00” East 310.00 feet; thence South 70° 45’ 00” East 8.90 feet; thence South 24° 15’ 00” West 59.02 feet; thence South 06° 18’ 15” East 215.02 feet; thence South 27° 09’ 00” West 77.09 feet; thence South 50° 35’ 19” West 75.90 feet; thence South 83° 43’ 32” West 30.51 feet; thence South 49° 25’ 00” West 261.48 feet to the northeast side of the proposed right-of-way of Technology Circle under construction (70-foot right-of-way) which point is also located North 74° 08’ 16” West 2,221.90 feet from a concrete monument at the corner common to Land Lots 406, 407, 418 and 419, said district and section; thence along the northeast side of Technology Circle North 35° 45’ 00” West 217.16 feet to the TRUE POINT OF BEGINNING; containing 4.4214 acres and shown on a drawing for Waltech II Associates and Wegener Communications, Inc. dated June 5, 1989 prepared by Hannon, Meeks & Bagwell, Surveyors & Engineers, Inc.

EXHIBIT “B”

DEPICTION OF ADJACENT PROPERTY

(SEE FOLLOWING PAGE)

Lake
Conklin Corporation
Lakefield Drive
25' Setback
40' Setback
Existing Property Line
50' Stream Buffer
25' Improvement Setback
Proposed Property Line
Retaining Wall
Technology Circle
Lakefield Business Center
ADJACENT PROPERTY
Wegener Communications, Inc.

TOTAL SITE AREA	+/- 21.61 Acres
Total Impervious Surface	+/- 6.24 Acres
Total Pervious Surface	+/- 15.37 Acres
Approximate Undisturbed Area	+/- 11.46 Acres
Apartment Units	225 units
Density	10.41 units/acre
Required Parking	405
Parking Shown	405 spaces (spaces/unit)
Garage	72 spaces
Tandem	45 spaces
Surface	288 spaces

The Woodlands at Johns Creek

Johns Creek, Georgia

NEWPORT DEVELOPMENT

NILES BOLTON ASSOCIATES
ATLANTA, GA ALEXANDRIA, VA SAN JOSE, CA

August 1, 2008

Scale: 1" = 60'-0"

SCHEDULE 5.01

Existing Title Matters

a.	All taxes for the current tax year, and subsequent years, that are liens not yet due and payable.

b.
Declaration of Protective Covenants of Technology Park/Johns Creek made by Technology Park/Atlanta, Inc., ex parte, dated December 10, 1985, filed for record December 13, 1985 and recorded in the Office of the Clerk of the Superior Court of Fulton County, Georgia, in Deed Book 9863, Page 106, as amended.

c.
The Zoning Ordinance of Fulton County, Georgia and certain zoning conditions set forth in Fulton County Zoning Petition No. Z-83-141 FC, as modified by Request to Modify Zoning Conditions, Petition No. M-84-38-FC, and as further modified by Request to Modify Zoning Conditions, Petition No. M-86-53 FC.

d.	Declaration of drainage easement made by Waltech II Associates, ex parte, dated June 10, 1986, recorded in Deed Book 10246, Page 72, aforesaid records.

e.
Drainage Easement twenty feet (20’) in width, together with drop inlets, junction box, head wall and concrete pipe, as shown on the Street Dedication Plat of Technology Circle dated November 18, 1986, prepared by Hannon, Meeks & Bagwell, Surveyors & Engineers, Inc., and recorded in Plat Book 150, Page 115, aforesaid records.

f.
The Property Development Conditions (the “Development Conditions”) as set forth on Exhibit “C” to that certain Limited Warranty Deed dated August 4, 1989, by and between Waltech II Associates, a Georgia general partnership composed of Technology Park/Atlanta, Inc., a Georgia corporation, and Technology Park/Lenox, Inc., a Georgia corporation, to Wegener Communications, Inc., a Georgia corporation, and recorded in Deed Book 12722, Page 109, aforesaid records.

g.	Any and all matters which would be reflected on a current and accurate survey of the Property.

h.
Any and all reasonable and necessary easements for slope, fill and drainage which may be granted by Waltech II Associates, a Georgia general partnership composed of Technology Park/Atlanta, Inc., a Georgia corporation, and Technology Park/Lenox, Inc., a Georgia corporation, which is the Grantor in that certain Limited Warranty Deed recorded in Deed Book 12722, Page 109, aforesaid records, in connection with the dedication of Technology Circle (70-foot right-of-way).